Exhibit 99.1

Aspen Aerogels, Inc. Announces $75 Million Registered Direct Offering

NORTHBOROUGH, MA, December 20, 2023 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen” or the “Company”), a technology leader in sustainability and electrification solutions, today announced that it has entered into a securities purchase agreement with Hood River Capital Management and certain other institutional investors for the purchase and sale in a registered direct offering of 6,060,607 shares of common stock at an offering price of $12.375 per share. The offering is expected to close on December 22, 2023, subject to customary closing conditions.

All of the shares in the offering are being sold by Aspen. The gross proceeds to Aspen from this offering are expected to be approximately $75 million. Aspen intends to use the proceeds from the offering to fund capital expenditures, working capital and other general purposes as it prepares for additional anticipated growth in its energy industrial and EV thermal barrier business segments.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-263622) previously filed with the Securities and Exchange Commission (the “SEC”), which was declared effective on April 21, 2023. The securities may be offered only by means of a prospectus. A prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities referred to in this press release, nor will there be any sale of any such securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability and electrification solutions. The Company’s aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen’s PyroThin® products enable solutions to thermal runaway challenges within the electric vehicle (“EV”) market. Aspen Battery Materials, the Company’s carbon aerogel initiative, seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of EVs. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency and fire safety. The Company’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform® into additional high-value markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facilities.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” “assumes,” “targets,” “opportunity,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, the completion of the offering, the anticipated proceeds from the offering and the use of such proceeds.    All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those associated with general economic and market conditions and our ability to satisfy closing conditions applicable to the offering, our intended use of proceeds from the offering, and the other risk factors discussed under the heading “Risk Factors” in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2022 and filed with the Securities and Exchange Commission (“SEC”) on March 16, 2023, as well as any updates to those risk factors filed from time to time in Aspen’s subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Investor Relations & Media Contacts:

Neal Baranosky

Phone: (508) 691-1111 x 8

nbaranosky@aerogel.com

Georg Venturatos / Jared Gornay

Gateway Group

ASPN@gateway-grp.com

Phone: (949) 574-3860